Exhibit 10.10

Corporate Development Services Agreement

THIS AGREEMENT by and between Digitiliti Inc. (FKA Storage Elements) referred to herein as "Client", having an office at 266 E. 7th St. St. Paul, MN 55101, and 5X Partners referred to herein as "5X", having an office at 3340 Minnesota Ave, Duluth, MN 55802 (Agreement), is made effective as of the 20th day of August, 2007.

In consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto mutually agreed as follows:

SCOPE OF WORK:  5X will perform the services described in its Scope of Work attached and approved by 5X and Client, referred to herein as "Services" in accordance with the following "Commercial Terms".  These Services shall be performed on a Time and Materials basis.

Commercial Terms

CONFIDENTIALITY:  5X agrees to be bound by the CONFIDENTIALITY AND NON-DISCLUSURE AGREEMENT dated August 20, 2007.  Client recognizes the need of 5X to be able to document its experience and qualifications.  To permit this process, and notwithstanding any other or subsequent obligation or confidentiality entered into by 5X, 5X shall, at a minimum, be entitled to describe its Services and/or the project by title and generally as to scope, type and size, and upon completion of this scope of work, state the name of Client in qualifications, promotional and experience materials.  These materials shall not reveal details of the Project that contain proprietary technology or trade secrets, but may include such information that is published or otherwise in the public domain.

COMPENSATION:  In consideration for performance of the Services, Client shall compensate 5X in accordance with the Payment Terms included in attached Proposal.  Should Client desire to change or add to the scope of work, and 5X is required to exceed its original estimate for any reason, the Client may wish to (1) redefine the scope of work in order to accomplish Client's budget objectives, or (2) increase compensation paid to accomplish additional requested services.

REIMBURSED EXPENSES:  Other Direct Costs include shipping charges, printing and reproduction, travel/travel-related expenses and miscellaneous materials will be billed at cost.  Copies of supporting documentation will be provided upon Client's request and at Client's expense to include associated labor and copying costs.  Reimbursement payments are due upon receipt of the invoice.

GOVERNING LAW:  This agreement shall be governed and interpreted in accordance with the laws of The State of Minnesota, excluding provisions thereof which refer to the laws of another jurisdiction.

AGREEMENT:  These Commercial Terms, the attached General Conditions, and the Proposal together with the Confidentiality Agreement, all incorporated addendums, amendments, exhibits, orders or schedules define and govern the performance of the Services and rights and obligations of the parties.  This Agreement supersedes all prior oral and written communications, agreements and understandings of the parties with respect to the subject matter of this Agreement.  No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto.  If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, through their authorized agents, have executed this Agreement effective as of the date first above written.

Digitiliti Inc.:

5X Partners:

Kris Caulfield

Larry D. Ingwersen

print name

print name

EVP

Managing Partner

Title

Title

/s/ Kris Caulfield

/s/ Larry D. Ingwersen

Signature

Signature

DATE:  8/20/07

DATE:  8/20/07

GENERAL CONDITIONS

Warranty.  5X warrants that it will perform the Services in accordance with the standards of care and diligence normally practiced by recognized consulting firms in performing services of a similar nature.  If, during the twelve (12) month period following completion or termination of 5X's Services, it is shown that 5X has failed to meet this standard, the Client has promptly notified 5X in writing of such failure, 5X shall perform such corrective Services within the original scope of work as may be necessary to make its Services conform to such standard.  This warranty shall constitute 5X's sole warranty and guarantee obligation and Client's exclusive remedy in respect of the quality of the Services.

Independent Contractor.  This Agreement shall not render 5X an employee, partner, agent of, or joint venturer with the Client for any purpose.  5X is and will remain an independent contractor in [its] relationship to the Client.  The Client shall not be responsible for withholding taxes with respect to the 5X’s compensation hereunder.  The 5X shall have no claim against the Client hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.  5X hereby acknowledges that it has no authority to enter into any contract nor incur any liability on behalf of the Client.

Termination.  Either 5X or Client may terminate this Agreement at its convenience upon ten (10) days prior written notice to the other.  In addition, either party may terminate this Agreement upon written notice to the other in the event the other party becomes insolvent or bankrupt or is the debtor in any receivership or bankruptcy proceeding or effects a general assignment for the benefit of its creditors, in the event the other party commits a substantial breech of this Agreement and fails to correct or take reasonable steps to correct such substantial breach within two (10) days after receipt of written notice thereof.  Upon any termination of this Agreement, Client shall pay 5X only the costs incurred it has incurred and fee earned through the effective date of termination, and neither party shall have any further liability to the other.

Completion.  When 5X deems it has completed the Services, it shall so notify Client in writing.  Within ten (10) days thereafter, Client shall advise 5X in writing of any defects in the Services for which 5X is responsible under this Agreement.  As soon as any such defects are corrected (or as soon as the ten (10) day period for such notice has expired if Client does not advise 5X of any such defects within the period), Client shall accept the Services in writing or they shall be deemed accepted.

Consequential Damages.  In no event shall 5X incur any liability under or in connection with this Agreement (including any breach thereof), whether based upon contract, strict liability, tort, negligence, or other legal theory, for any indirect, incidental, special or consequential damages of any nature whatsoever including, without limitation, any damages arising out of or pertaining to loss of use of property, loss of profits or other revenue, interest, loss of product, increased expenses or business interruption, however the same may be caused.

Litigation Support.  In the event that 5X is requested by Client or compelled by subpoena or otherwise by any party to give expert or witness testimony or otherwise participate in a judicial or administrative proceeding involving the Client at any time.  Client shall compensate 5X at 100% of the Billing Rate, including preparation time, and shall reimburse 5X for all out of pocket costs as provided herein.

Indemnification.  Client hereby agrees to indemnify, defend and hold 5X harmless from and against any and all claims, liabilities, damages, judgments, costs, awards and expenses (including reasonable attorney fees) suffered or incurred by 5X arising from or relating to the relationship between 5X and Client established by this Agreement, provided that:  (1) 5X shall give Client reasonably prompt notification in writing of any such claim, suit, threat or allegation; (2) Client shall have control of the defense of any such claim or suit and negotiation for its settlement or compromise; and (3) Client is given information and assistance by 5X for the defense or settlement of same. Client shall have no obligation to indemnify or hold harmless 5X and 5X shall be responsible for claims and suits by third parties relating to personal injury or property damage caused by the gross negligence of 5X employees or agents whether within or outside the scope of this Agreement; or a breach of contract between 5X and such third party.

Client shall have no defense or indemnification obligations to 5X and 5X shall be responsible for claims or suits by third parties arising from (i) the performance by 5X or its employees or agents of 5X's obligations hereunder in a negligent manner or in violation of any applicable federal or state laws or regulations, (ii) any contract or other agreement between 5X and a third party, (iii) any activities by 5X, its employees or agents which are outside of the scope of this Agreement.

Interpretation.  Except and only to the extent expressly stated to the contrary herein, indemnities against, releases from, assumptions of and limitations on liability expressed in this Agreement, as well as waivers of subrogation rights, shall apply even in the event of the fault, negligence or strict liability of the party indemnified or released or whose liability is limited or assumed or against whom rights of subrogation are waived and shall extend to the officers, directors, employees, licensors, agents and partners of such party and their partners and related entities.

Conflict of Interest.  5X affirms that it is not engaged by any party that constitutes a conflict of interest with the activities specified in this Agreement.  If such situation may arise, 5X will disclose, in writing, such occurrence to Client and Client shall have the right to terminate this Agreement for cause.

Limitation of Liability.

EXCEPT FOR AMOUNTS DUE UNDER THE INDEMNIFICATION PROVISIONS FOR CLAIMS BY THIRD PARTIES, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT, ITS NEGOTIATION, FORMATION, BREACH, EXPIRATION OR TERMINATION.

Resolutions of Dispute.  Any controversy arising out of or relating to this Agreement, any modifications or extension hereof, or any order, sale or  performance hereunder, including any claim for damages or  rescission, or both, shall be settled by binding arbitration in Hennepin County, Minnesota in accordance with the commercial rules then obtaining of the American Arbitration Association.  The parties consent to the jurisdiction of the state courts in and for the County of Hennepin, State of Minnesota, and of the United States District Court for the District of Minnesota, for all purposes in connection with such arbitration.  The parties consent that any process or notice of motion or other application or paper in connection with arbitration, may be served by certified mail, return receipt requested, on the persons set forth in Section 13g.  The parties further agree that arbitration proceedings must be instituted within one year after the claimed breach occurred, and that the failure to institute arbitration proceedings within such period or to make any counterclaim in such arbitration shall constitute an absolute bar to the institution of any proceedings and a waiver of all such claims.  The prevailing party in any arbitration or other proceedings shall be entitled, in addition to any other rights or remedies it may have, to reimbursement for its expenses incurred thereby including court and arbitration costs, reasonable attorney's fees, witness fees, and arbitrators fees.

No Waiver.  No failure by either party to insist on performance of any term, condition, or instruction, or to exercise any right or privilege included in this Agreement, and no waiver of any breach shall constitute a waiver of any other or subsequent term, condition, instruction, breach, right or privilege.

Late Payment.  Invoices not paid within thirty (30) days are subject to interest from the 31st day at the rate of 1-1/2% per month (18% per annum) but not to exceed the maximum interest allowed by law.  In the event that 5X places Client's account in the hands of an attorney or collection agency for collection, Client agrees to pay 5X all fees and expenses, including attorneys' fees and expert fees necessitated thereby.

Miscellaneous.

a.

This Agreement expresses the complete and exclusive statement of the understanding between the parties regarding the subject matter herein and supersedes any prior or contemporaneous written or oral proposals and agreements, representations or courses of dealing.  Any modifications to this Agreement must be in writing and signed by the Client executive contact and an authorized representative of 5X.

b.

This Agreement shall not be assigned or transferred by either party without the prior written approval of the other.  Any such prohibited assignment or transfer shall be null and void.

c.

The obligations of the parties accrued as of the date of termination or expiration of this Agreement and the obligations which by their nature are intended to survive such termination or expiration and shall survive the termination of expiration of this Agreement, including without limitation the obligations relating to:

-

payment of fees

-

expense reimbursement

-

indemnification

-

return and availability of information

-

resolution of disputes

-

non-disclosure

d.

If any terms of this Agreement are deemed to be unenforceable by a court of competent jurisdiction, then such term shall be deemed deleted.  The remaining terms shall be construed so as to give maximum lawful effect to any such deleted terms.

e.

Section headings and titles are for convenience only and shall be of no force or effect in the construction or interpretation of this Agreement.

f.

All notices pertaining to this Agreement should be in writing and shall be sufficient if sent via: a) certified mail to the addresses for the parties set forth in the first paragraph of this Agreement or b) sent via email and acknowledged by returned email with such acknowledgment from the receiving party.

5X Scope of Work

For

Digitiliti

Introduction

Digitiliti is nearing completion of a business launch: two products exist as a result of software development and the integration of several technologies; sales traction for the products has been demonstrated; and a reverse merger is making a liquidity path for investors.  Digitiliti wants to layer a fast growth program on this platform.  This will require expansion of the senior leadership and a focused business development effort.  The strategic will need to include refinements in: the sales/marketing system, product packaging, infrastructure scaling methods, and other key areas.  5X Partners is excited about the potential and believes that we can provide the experienced operational leadership to organize and implement this growth program.

As a first step, 5X proposes a two month program to complete an in-depth issues assessment.  5X will work with key Digitiliti personnel to determine critical issues, strategies and schedules.  5X will bring its experience to assist in current issues and immediate decisions that must be made.

Upon completion of this first step, it is anticipated that 5X and Digitiliti will enter into a longer term agreement whereby 5X will apply its implementation skills to fill in needed strengths and improve functional areas including corporate strategy and revenue generation (sales, marketing, pricing, positioning, partnering, etc).  5X will add value in business development by leading M&A or divestiture functions as needed.  It is also anticipated that 5X will assist Digitiliti in financing, investor relations and company positioning.

Primary Interfaces

Name	Time Commitment	Contact Information
Larry Ingwersen	25% per month	lingwersen@5xpartners.com Office/Cell: 763 390 1444
Rod Johnson	25% per month	rjohnson@5xpartners.com Cell: 218 348 9989 Office: 218 727 3855
Brad Wenzel	n/a	brad@digitiliti.com Cell: 651 238 9339

Schedule

During this 2 month period, 5X will have three major focus areas:

1)

Digitiliti’s overall strategy

2)

Digitiliti success in product roll out, sales/marketing, product positioning and strategy

3)

Digitiliti’s investor communications and relationships

5X will co-office in the Digitiliti offices part of each week to enhance communications.  Schedules will be coordinated so that 5X can participate in appropriate meetings and interface with personnel as appropriate.

The anticipated start date will be the week of August 6.  This coincides with the completion of Digitiliti’s move into new offices.

Deliverables

1)

On-going assistance with current issues and concerns

2)

A board level Power Point presentation of findings, issues, recommendations, and strategic considerations.

3)

A written proposal for ongoing 5X involvement, focus areas, schedule, impacts and compensation.

Compensation/Payment Terms

•

The compensation formula is: 25% time commitment per exec. x 2 execs. (Rod and Larry) x $200/hr (conservative consulting rate) = $16,800/mo., less 50% shared risk = $8,400/mo.

•

Terms

o

Each month @ 8,400/month, paid in advance

o

Plus expenses at cost.  Any single expense over $400 will require prior Digitiliti management approval.

•

A project review and go/no go decision by either party at end of each month.

ADDENDUM 1

to

Digitiliti/5X Partners Corporate Development Services Agreement

Introduction

This Addendum 1 (the “Agreement”) to the Corporate Development Services Agreement signed August 20th by and between Digitiliti Inc. (FKA Storage Elements) referred to herein as "Client", having an office at 266 E. 7th St. St. Paul, MN 55101, and 5X Partners referred to herein as "5X", having an office at 3340 Minnesota Ave, Duluth, MN 55802, is made effective as of the November 15, 2007 (the “Effective Date”).

5X and Digitiliti have completed a 2+ month in-depth assessment phase.  On November 7, 2007, 5X provided Digitiliti with a financial model of the existing business and a specific action plan that must be completed to continue Digitiliti growth and ultimate success.  At this point, three separate periods have been identified as being critical for Digitiliti’s revenue and shareholder value growth:

Phase 1 – November 15, 2007 through end of phase 1 (anticipated to be February 15, 2008).

Several specific initiatives have been identified that are focused on controlling costs, creating a variable cost picture for future growth and on enhancing revenue growth.  There are several initiatives that are to be completed in Phase 1.  5X Partners will lead the efforts of the Digitiliti team to complete these initiatives:

1.

Successful completion of the key elements of the Action Plan outlined on Nov. 7

2.

The development of the product road map including SOW and initiation of development of the first release of Digitiliti-owned software (pending success with Storage Switch)

3.

An updated business plan which will reflect:

a.

A new sales system

b.

A new COGS and Operations plan

c.

A new financing and capitalization plan

During Phase I, 5X will operate as the interim “Office of the President” leading the operational aspects of Digitiliti.  Mark Savage will remain the official President for legal signatures, etc.  Phase 1 will end when the updated business plan is complete and a written Phase 2 plan is developed by 5X Partners.

Phase 2 – End of Phase 1 through June 2008

This period will begin with the completion of Phase 1 and will be a period in which the company will focus on several areas

1)

Revenue growth via new sales staff, sales system refinement, growth via larger Reseller partners and continued focus on securing larger regional clients.

2)

Continued refinement of Digitiliti’s cost structures and development of various technologies to enhance sales, reduce cost and create long term value.

3)

Secure funding for Phase 3

Phase 3 – Rapid growth kick off targeted for approximately June 2008

This Phase will be a funded event in which Digitiliti will

1)

Quickly complete several projects (requiring capital) initiated in Phase 2

2)

Kick off a national sales campaign

Acquisitions and/or key Partnerships are anticipated to be a part of all phases to cut costs, add differentiating features, and add owned-IP to Digitiliti’s market value.  5X will apply its implementation skills to fill in needed strengths and improve functional areas including corporate strategy and revenue generation (sales, marketing, pricing, positioning, partnering, etc).  5X will add value in business development by leading M&A or divestiture functions as needed.  It is also anticipated that 5X will assist Digitiliti in financing, investor relations and company positioning.

This proposal is for 5X assistance for Phase 1. 5X will work with key Digitiliti personnel to drive identified initiatives, deal with critical issues, and decisions.  5X will operate as Corporate Development staff, acting on behalf of “the Office of the President.  Upon complete of Phase 1 it is anticipated that 5X and Digitiliti will enter into a longer term agreement to complete Phase 2 and Phase 3.

Schedule

During this Phase 1 period, 5X will co-office in the Digitiliti offices part of each week to enhance communications.  Schedules will be coordinated so that 5X can participate in appropriate meetings and interface with personnel as appropriate.

Primary Interfaces

Name	Time Commitment	Contact Information
Larry Ingwersen	50% per month	lingwersen@5xpartners.com Office/Cell: 763 390 1444
Rod Johnson	50% per month	rjohnson@5xpartners.com Cell: 218 348 9989 Office: 218 727 3855
Brad Wenzel	n/a	brad@digitiliti.com Cell: 651 238 9339
Digitiliti Management Team	n/a
Digitiliti Board	n/a

Phase 1 Deliverables

4)

On-going assistance with current initiatives, operations and strategic issues

5)

Resolution of the Storage Switch acquisition or suitable alternative

6)

A written forward plan for Phase 2

7)

A revised business plan with financials and as needed, a Digitiliti board level Power Point presentation of findings, issues, recommendations, and strategic considerations.

8)

A project review and go/no go decision by either party at end of each month.

a.

Should 5X make a no go decision prior to completion of Phase 1, all Deferred Compensation (see below) earned as of that time will be forfeited.

b.

Should Digitiliti make a no go decision prior to completion of Phase 1, all Deferred Compensation earned as of that time will be immediately paid to 5X Partners.

Compensation/Payment Terms

•

The compensation formula is based on two elements

o

A 50% time commitment per exec. x 2 executives  (Larry and Rod)  @ $15,121 each $30,241 per month total

o

To be determined within this Phase 1:  It is anticipated that at the completion of Phase 1, stock will be added to this Compensation plan.  The form of the stock (warrants, etc.) will be determined as the new capitalization and financing plan is finalized.

•

Terms

o

$15,121 per month paid in advance

o

$15,121 per month will be deferred (Deferred Compensation) and accumulated.

o

Subject to 4.5 above, all Deferred Compensation will be paid upon the earlier of: i) May 15, 2008, or ii) receipt of first funds from the Phase 2 round of funding, or iii) immediately should Digitiliti not decide to utilize 5X for Phase 2.

o

Plus expenses at cost.  Any single expense over $400 will require prior Digitiliti management approval.

•

Should prudent business practices indicate additional 5X time commitment for additional special projects, M&A and or other strategic initiatives that are outside the scope of this proposal, 5X will notify management and both will either agree to a scope change or will develop a separate proposal for completion of such work.

IN WITNESS WHEREOF, the parties hereto, through their authorized agents, have executed this Agreement as of the Effective Date as written above.

Digitiliti Inc.:

5X Partners, LLC:

Brad D. Wenzel

Roderick Johnson

print name

print name

CEO

Principal

Title

Title

/s/ Brad Wenzel

/s/ Roderick Johnson

Signature

Signature

DATE:  11/15/07

DATE:  11/15/07

ADDENDUM 2

to

Digitiliti/5X Partners Corporate Development Services Agreement

Introduction

This Addendum 2 (the “Addendum 2”) to the Corporate Development Services Agreement signed August 20, 2007 by and between Digitiliti, Inc., a Minnesota corporation (FKA Storage Elements) referred to herein as "Client", having an office at 266 E. 7th St. St. Paul, MN 55101, and 5X Partners, LLC referred to herein as "5X", having an office at 3340 Minnesota Ave, Duluth, MN 55802, is made effective as of April 17,2008 (the “Effective Date”) and supersedes Addendum 1.

5X and Client have completed a multi month relationship.  Financial modeling of Client has been completed to better understand critical strategy issues, a technology purchase and new product development cycle has been initiated, and many business practices and systems have been improved.

The market for Client’s products is growing and evolving rapidly.  Competition is also becoming increasingly focused.  To be successful in this market and build shareholder value, intense focused effort must be dedicated to Client.

As a part of this focus, 5X Partners will increase their relationship and roles for Client.

a)

Larry Ingwersen will become CEO and President of Client and will assume all rights and responsibilities of those positions.

b)

Rod Johnson will become COO of Client and will assume all rights and responsibilities of that position.

Schedule

This independent contractor relationship will be for 24 months, commencing on the Effective Date.  During this period, 5X will co-office in the Client offices part of each week to enhance communications.

Compensation/Payment Terms

The compensation formula is based on two elements

1.

Cash Compensation

1)

Immediate payment of 50% of existing outstanding Deferred Compensation upon signature of this Addendum 2 (through March 15, 2008 this is $60,484) in one or more payments subject to operational cash availability.  Conversion, in a timely manner, of the remaining 50% of Deferred Compensation to stock of Digitiliti, Inc., a Delaware corporation (“Digitiliti Delaware”) at a price of $.35/share.

2)

For the period from Effective Date until receipt by Client of 50% or greater  of the Launch Funding for the Colorado project:

a. $20,000 per month until receipt of 50% or greater of funds from Launch funding for the Colorado project,

b. $8,000 per month to be deferred (Deferred Compensation) and accumulated until the earlier of: i) payment from receipt of funds from Launch Funding or ii) immediate payment should Client decide to discontinue utilizing 5X Partners as per the terms of the Corporate Development Services Agreement, as amended.

3)

For any period subsequent to receipt of 50% or greater of the Launch Funding for the Colorado project, $28,000/month.  This monthly compensation shall be mutually reviewable at the end of the first 12 months.

4)

Payment Terms

a. 5X will bill in advance in 2 equal monthly payments

b. Terms are net 15

c. Plus expenses at cost

2.

Options

a.

As a 2nd compensation component of this Addendum 2, options for 2,850,000 shares of Digitiliti Delaware common stock will be offered at a strike price of $.385 per share. These options will be assigned to 5X Partners, LLC principals Larry Ingwersen and Roderick Johnson, 50% to each.  These options will vest monthly over 24 months at a rate of 118,750 shares per month subject to the terms immediately below.  No options can be exercised under the stock options grants for six months from April 17, 2008. In the event of a Change of Control of Client, all of 5X’s options shall immediately vest.  “Change of Control” shall be defined as:

i.

except as provided below, any entity other than Digitiliti Delaware becomes the beneficial owner, directly or indirectly, of securities of Client representing fifty percent (50%) or more of the combined voting power of the Client’s then outstanding securities;

ii.

Client consummates a merger or consolidation of Client with or into another corporation (other than a corporation that is wholly owned by Client or Digitiliti Delaware or one or more of its Affiliates), the result of which is that the stockholders of Client at the time of the execution of the agreement to merge or consolidate own less than fifty percent (50%) of the total equity of the corporation surviving or resulting from the merger or consolidation or of a corporation owning, directly or indirectly, one hundred percent (100%) of the total equity of such surviving or resulting corporation; or

iii.

the sale in one or a series of transactions of all or substantially all of the assets of Digitiliti; provided, that the sale of vaults by Client shall not be deemed a sale of assets for purposes of this subsection (iii).

b.

any merger between or involving Client and Digitiliti Delaware, regardless of which        corporation is the surviving corporation, shall not be deemed a Change of Control.

c.

Details of this stock agreement will be addressed in a separate agreement.

IN WITNESS WHEREOF, the parties hereto, through their authorized agents, have executed this Addendum 2 as of the Effective Date as written above.

Digitiliti, Inc.:

5X Partners, LLC:

Brad Wenzel

Roderick D. Johnson

print name

print name

Chairman

Principal

Title

Title

/s/Brad Wenzel

/s/Roderick D. Johnson

Signature

Signature

DATE:May 8, 2008

DATE: May 8, 2008